SETTLEMENT AGREEMENT

     This Settlement Agreement ("Agreement") is entered into by and among KUKUI, INC. ("KUKUI"), and Pol-Tex Methane, sp z.o.o., McKenzie Merhane Rybnik, McKenzie Methane Jastrzebie, GlobeGas, B.V., formerly known as McKenzie Methane Poland, B.V. (herein referred to collectively as "GlobeGas"), and the Unsecured Creditors' Trust of the Bankruptcy Estate of McKenzie Methane Corporation, Bankr. No. 94-42758-H2-11 ("Unsecured Creditors' Trust").

                                    RECITALS

     1. McKenzie Methane Corporation filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), as Case No. 94-42758-H2-11 on April 20, 1994 ("Bankruptcy Case").

     2. KUKUI proposed a plan of reorganization ("Plan") in the Bankruptcy Case, which was confirmed by order of the United States Bankruptcy Court, Southern District of Texas, on July 6, 1995, and which became effective on August 29, 1995. Pursuant to the Plan, KUKUI received the right to prosecute as a representative of the Unsecured Creditors' Trust, appointed pursuant to
Section 1123(b)(3)(B) of the Bankruptcy Code, any claims or causes of action of the debtor's estate against Michael McKenzie, members of his family, or insiders, agents, representatives, assignees, corporations or other businesses related to or affiliated with the debtor, or any mediate or immediate transferees of the same.

     3. Pursuant to its rights under the Plan, KUKUI and the Unsecured Creditors' Trust have asserted certain claims against GlobeGas with respect to concessions it holds for the exploitation of oil and gas reserves in Poland. GlobeGas is currently negotiating a transaction with Texaco, Inc. to further develop the concessions. Texaco has requested that it receive a release from KUKUI or the Unsecured Creditors' Trust of any claims as a precaution before proceeding with further development. Therefore the parties have reached an agreement to settle any and all claims which KUKUI or the Unsecured Creditors' Trust may have against GlobeGas.

                                  STIPULATION

     A. In satisfaction of any and all claims which KUKUI or the Unsecured Creditors' Trust may have against GlobeGas, GlobeGas agrees to assign and deliver (or cause to be issued), in the aggregate, 100,000 shares of restricted common stock of its parent company, EuroGas, Inc. to KUKUI, and an option to purchase up to 2,000,000 shares of restricted common stock of its parent company, EuroGas, Inc. to the Trustees of the Estate of Bernice Pauahi Bishop and register the shares, including option shares, pursuant to a registration rights agreement, a copy of which is attached hereto as Exhibit "A".

     B. In consideration of the agreements contained herein, KUKUI and the Unsecured Creditors' Trust, hereby release and forever discharge GlobeGas and any major oil and gas concern with whom GlobeGas may contract with respect to certain concessions for the exploration and exploitation of methane gas in Poland, including but not limited to Texaco, Inc., as well as their respective successors, assigns, agents, attorneys, servants, employees, affiliates, and subsidiaries from all claims, demands, and actions, or causes of action, or damages, losses, costs, attorneys' fees, expenses, and other compensation.


                                        GLOBEGAS, B.V.


DATED this      day of November, 1996   By:  /s/ Hank Blankenstein
           ----


                                        POL-TEX METHANE, sp z.o.o.


DATED this      day of November, 1996   By:  /s/ Hank Blankenstein
           ----


                                        MCKENZIE MERHANE RYBNIK


DATED this      day of November, 1996   By:  /s/ Hank Blankenstein
           ----


                                        MCKENZIE METHANE JASTRZEBIE


DATED this      day of November, 1996   By:  /s/ Hank Blankenstein
           ----


                                        KUKUI, INC.


DATED this      day of November, 1996   By:  /s/ Dennis Fern
           ----


                                        UNSECURED CREDITORS' TRUST


DATED this      day of November, 1996   /s/ Dennis Fern
           ----
                                        By and Through KUKUI, INC.